UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2025

EVERCORE INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	EVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement of Senior Notes

On July 10, 2025, Evercore Inc. (the “Issuer”) entered into a note purchase agreement (the “Note Purchase Agreement”) among the Issuer and the purchasers party thereto, pursuant to which the Issuer will issue $125,000,000 aggregate principal amount of 5.17% Series K senior notes due 2030 (the “Series K Notes”) and $125,000,000 of 5.47% Series L senior notes due 2032 (the “Series L Notes” and together with the Series K Notes, the “Notes”) on July 24, 2025 in a private placement exempt from registration under the Securities Act.

Interest on the Notes will be payable semi-annually in arrears on April 30 and October 30 of each year, commencing on October 30, 2025. Interest on the Notes will accrue from and including July 24, 2025. The Series K Notes will mature on July 24, 2030 and the Series L Notes will mature on July 24, 2032. The Issuer intends to use a portion of the net proceeds from the issue and sale of the Notes to repay maturing notes in the next twelve months issued under prior note purchase agreements. The remaining net proceeds will be used for general corporate purposes.

The Note Purchase Agreement contains certain covenants, including (i) a Maximum Consolidated Leverage Ratio (as defined in the Note Purchase Agreement) of 2.75 to 1.0 as of the last day of any period of four consecutive fiscal quarters and (ii) a Minimum Consolidated Tangible Net Worth (as defined in the Note Purchase Agreement) of $325,000,000 as of the last day of any fiscal quarter, and other customary covenants.

The Note Purchase Agreement also provides for customary events of default which, if any occurs and is continuing, could permit or require the principal of and premium, if any, and interest on the Notes to become or to be declared due and payable immediately.

The foregoing description of the Note Purchase Agreement and the Notes does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of 5.17% Series K senior notes due July 24, 2030 (included in Exhibit 10.1)

4.2	Form of 5.47% Series L senior notes due July 24, 2032 (included in Exhibit 10.1)

10.1	Form of Note Purchase Agreement, dated July 10, 2025, among Evercore Inc. and the purchasers party thereto.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCORE INC.

Date: July 11, 2025

	By:	/s/ Jason Klurfeld
	Name:	Jason Klurfeld
	Title:	General Counsel